Exhibit 10.34

Execution Version

FIRST AND SUBORDINATED LIEN INTERCREDITOR AGREEMENT

This FIRST AND SUBORDINATED LIEN INTERCREDITOR AGREEMENT, is dated as of April 06, 2010 and entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association (“Wells Fargo”), in its capacity as collateral agent for the First Lien Claimholders (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association, in its capacity as collateral trustee for itself and the Subordinated Lien Claimholders, in each case, referenced below, including its successors and assigns from time to time (the “Subordinated Collateral Trustee”).  Capitalized terms used in this Agreement have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, certain Affiliates of the Company as guarantors party thereto, the various lenders party thereto, Goldman Sachs Credit Partners L.P. (“GSCP”) and CREDIT SUISSE AG, Cayman Islands (formerly known as Credit Suisse, Cayman Islands Branch, “Credit Suisse”), as joint lead arrangers and joint bookrunners (the “Arrangers”), Credit Suisse, as administrative agent and the other agents party thereto have entered into that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006, as amended by the First Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of August 23, 2007, the Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 22, 2008, the Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of October 2, 2009, and the Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of March 12, 2010 (the “Fourth Amendment”), initially providing for credit facilities in the aggregate amount of $1,075,000,000 (as further amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “First Lien Credit Agreement”);

WHEREAS, the Company, certain Affiliates of the Company as guarantors party thereto, and certain hedge counterparties have entered into certain Hedge Agreements;

WHEREAS, the Company, certain Affiliates of the Company as guarantors party thereto, Wells Fargo, as trustee, and the First Lien Collateral Agent are party to that certain Indenture dated as of the date hereof (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “First Lien Notes Indenture”);

WHEREAS, the Company, certain Affiliates of the Company as guarantors party thereto, Wells Fargo, as trustee, and Wells Fargo, as “Subordinated Collateral Trustee”, are party to that certain Indenture dated as of the date hereof (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “Second Lien Notes Indenture”);

WHEREAS, the First Lien Obligations are secured on a first priority basis by Liens on substantially all of the assets of the Company, Holdings and certain Subsidiaries (such Subsidiaries and any future Subsidiaries of the Company providing a guaranty thereof, the “Guarantor Subsidiaries” and together with Holdings, the “Guarantors”), pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, pursuant to the Fourth Amendment, the Requisite Lenders (as defined in the First Lien Credit Agreement) and the Required First Lien Creditors (as defined in the First Lien Intercreditor Agreement) have agreed to permit the incurrence of Subordinated Lien Debt, including the Second Lien Notes (as defined below);

WHEREAS, the Second Lien Notes will be secured on a second priority basis by Liens on substantially all of the assets of the Company, Holdings and the Guarantor Subsidiaries, pursuant to the terms of the Second Lien Collateral Documents (as defined below);

WHEREAS, the Company has requested the ability to incur additional Indebtedness secured by Liens subordinate to the Liens securing the First Lien Obligations, including Liens subordinate to the Liens securing the Second Lien Notes;

WHEREAS, the First Lien Documents and the Subordinated Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Subordinated Lien Obligations and to induce the First Lien Claimholders to continue to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, or any other Grantor, the Subordinated Collateral Trustee on behalf of each Subordinated Lien Claimholder has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1          Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Affiliate Securities” means all “securities” of any “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended from time to time, and any successor statute) of the Company, as issuer of the Second Lien Notes.

“Agreement” means this Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” has the meaning assigned to that term in the definition of “First Lien Obligations.”

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First Lien Collateral and/or Subordinated Lien Collateral.

“Collateral Documents” means the First Lien Collateral Documents and the Subordinated Lien Collateral Documents.

“Commodity Hedge Agreements” means any commodity exchange, swap, forward, cap, floor collar or other similar agreement or arrangement, each of which is for the purpose of hedging the exposure of the Company and its Affiliates to fluctuations in the price of nitrogen fertilizers, hydrocarbons and refined products in their operations and not for speculative purposes.

“Comparable Subordinated Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, each Subordinated Lien Collateral Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the operations of the Company and/or its Affiliates and not for speculative purposes.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Documents and constituting First Lien Obligations;

(b)           payment in full in cash of all Hedging Obligations constituting First Lien Obligations and the expiration or termination of all Hedge Agreements included in the First Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty;

(c)           payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)           termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(e)           termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Documents and constituting First Lien Obligations.

“Existing Hedge Agreements” means (i) that certain ISDA Master Agreement, dated as of June 24, 2005, between the Company and J. Aron & Company, as amended, including the schedule thereto and each confirmation and other document executed in connection therewith, and (ii) each existing confirmation and any other related document, in each case, as amended, governing the interest-rate hedging transactions between the Company and Credit Suisse International (formerly known as Credit Suisse First Boston International).

“First Lien” means a Lien granted by a Secured Debt Document to the trustee, agent or other representative at any time, that is stated to be on a first priority basis, upon any Collateral of either Company or any other Grantor to secure First Lien Obligations.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including, without limitation, the First Lien Lenders and the agents, under the First Lien Documents.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is purported to be granted as security for any First Lien Obligations.

“First Lien Collateral Documents” means the Collateral Documents (as defined in the First Lien Credit Agreement) and all agreements, documents and instruments pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“First Lien Debt” means Indebtedness under the First Lien Credit Agreement, the First Lien Notes Indenture, the First Lien Notes, Hedging Obligations under the Existing Hedge Agreements and, to the extent issued or outstanding, any Indebtedness of the Company or Guarantors designated as such by the Company in writing to the First Lien Collateral Agent and the Subordinated Collateral Trustee; provided that:

(a)           on or before the date on which such Indebtedness is incurred, an Officer’s Certificate is delivered to the First Lien Collateral Agent and the Subordinated Collateral Trustee, designating such Indebtedness as “First Lien Debt” for the purposes of the First Lien Documents and the Subordinated Lien Documents;

(b)           such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation;

(c)           is designated as First Lien Debt in accordance with the requirements of Section 5.6 and the other requirements of Section 5.6 with respect thereto are satisfied; and

(d)           at the time of the incurrence thereof, the applicable First Lien Debt may be incurred (and secured as contemplated herein) without violating the terms of any Secured Debt Document or causing any default thereunder.

“First Lien Documents” means, collectively, the First Lien Credit Agreement, the First Lien Notes Indenture, the First Lien Notes and the Credit Documents (as defined in the First Lien Credit Agreement or any similar term in any replacement or Refinanced First Lien Credit Agreement), the First Lien Collateral Documents and each of the other agreements, documents and instruments (including, without limitation, any Hedge Agreement) providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement (in each case, whether pursuant to one or more agreements, with the same and/or new lenders and/or agents) and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any First Lien Debt (including First Lien Debt incurred after the date hereof).

“First Lien Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of December 28, 2006, by and among the Company, Credit Suisse, and J. Aron & Company.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Documents.

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Notes” means the notes (including any additional notes) issued pursuant to the First Lien Notes Indenture.

“First Lien Notes Indenture” has the meaning assigned to that term in the recitals to this Agreement.

“First Lien Obligations” means, subject to clause (c) hereof, the following:

(a)           (i) All principal of and interest (including without limitation any Post Petition Interest) and premium (if any) on all loans made pursuant to the First Lien Credit Agreement, as amended, restated, supplemented, modified, replaced or Refinanced (in whole or in part) from time to time, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Documents, (iii) all Hedge Agreements and all other Hedging Obligations, (iv) all guarantee obligations, fees, expenses and other all other Obligations under the First Lien Credit Agreement and the other First Lien Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, (v) all obligations under the First Lien Notes Indenture and the First Lien Notes, and (vi) all obligations arising with respect to any First Lien Debt.

(b)           To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinated Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Subordinated Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent that any interest, fees, expenses or other charges (including, without limitation, Post Petition Interest) to be paid pursuant to the First Lien Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post Petition Interest) shall, as between the First Lien Claimholders and the Subordinated Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations.”

(c)           Notwithstanding the foregoing, if the Company incurs:  (1) Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents (excluding, for the avoidance of doubt, the amount of any Hedging Obligations that are not supported by a letter of a credit); plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement (including any letters of credit, whether drawn or undrawn, provided or pledged on a first priority basis in support of Hedging Obligations) in an aggregate amount in excess of the greater of (i) $500,000,000 and (ii) 250% of Consolidated Adjusted EBITDA (as defined in the First Lien Credit Agreement) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination (the “Cap Amount”), then only that portion of such Indebtedness for borrowed money and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Subordinated Lien Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or a Commodity Hedge Agreement entered into with (i) a Lender Counterparty in order to satisfy the requirements of the First Lien Credit Agreement, or otherwise in the ordinary course of business of the Company and/or its Affiliates, or (ii) any financial institution other than a Lender Counterparty with respect to which the Company has notified the Administrative Agent (as defined in the First Lien Credit Agreement) thereof, including, without limitation, the Existing Hedge Agreements, and provided that in each case such counterparty or other financial institution agrees to be or is otherwise bound by the First Lien Intercreditor Agreement.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreements.

“Holdings” means, collectively, Coffeyville Pipeline, Inc., a Delaware corporation, Coffeyville Refining & Marketing, Inc., a Delaware corporation, Coffeyville Nitrogen Fertilizers, Inc., a Delaware corporation, Coffeyville Crude Transportation, Inc., a Delaware corporation, Coffeyville Terminal, Inc, a Delaware corporation, and CL JV Holdings, LLC, a Delaware limited liability company.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Documents or the Subordinated Lien Documents, as applicable.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreements or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Company’s and its Affiliates’ operations and not for speculative purposes.

“Lender Counterparty” means a Person who at the time such Hedge Agreement was entered into was, under the First Lien Credit Agreement, the administrative agent, an arranger, a First Lien Lender, or an Affiliate of any of the foregoing Persons.

“Lien” means any lien (including, without limitation judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Lien Priority Confirmation” means:

(1)           as to any additional First Lien Debt, the written agreement of the holders of such additional First Lien Debt, or their applicable Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such First Lien Debt (or in a separate writing binding upon holders of such First Lien Debt), for the enforceable benefit of the First Lien Collateral Agent, the Subordinated Collateral Trustee, all holders of each existing and future First Lien Debt, each existing and future Representative with respect to such First Lien Debt, all holders of existing and future Subordinated Lien Debt and each existing and future Representative with respect to such Subordinated Lien Debt:

(a)           that such Representative and all other holders of Obligations in respect of such First Lien Debt are bound by the provisions of this Agreement, including without limitation, the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens;

(b)           consenting to and directing the First Lien Collateral Agent to act as agent for such additional First Lien Debt or such Representative, as applicable, and perform its obligations under this Agreement and the other Collateral Documents; and

(c)           that the holders of such Obligations in respect of such additional First Lien Debt are bound by the First Lien Intercreditor Agreement;

(2)           as to any additional Subordinated Lien Debt, the written agreement of the holders of such Subordinated Lien Debt, or their applicable Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Subordinated Lien Debt, for the enforceable benefit of the First Lien Collateral Agent, the Subordinated Collateral Trustee, all holders of existing and future Subordinated Lien Debt, each existing and future Representative with respect to Subordinated Lien Debt, all holders of existing and future First Lien Debt and each existing and future Representative with respect to First Lien Debt:

(a)           that such Representative and all the other holders of Obligations in respect of such additional Subordinated Lien Debt are bound by the provisions of this Agreement, including without limitation, the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens;

(b)           consenting to and directing the Subordinated Collateral Trustee to act as agent for such additional Subordinated Lien Debt or such Representative, as applicable, and perform its obligations under this Agreement and the other Collateral Documents; and

(c)           that the holders of such Obligations in respect of such additional Subordinated Lien Debt are bound by the Subordinated Lien Collateral Trust Agreement.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Subordinated Lien Claimholders or any of them or their respective Affiliates under the First Lien

Documents, the Subordinated Lien Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, or the treasurer of the Company, including:

(a)           a statement that the Person making such certificate has read such covenant or condition and understands the provisions and the definitions relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Person” or “Persons” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged Collateral” has the meaning set forth in Section 5.4 hereof.

“Post Petition Interest” means interest, fees, expenses and other charges that pursuant to any First Lien Document or any Subordinated Lien Document, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for (including by means of sales of debt securities to institutional investors) such Indebtedness, in any manner (whether upon or after termination or otherwise) and in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means, with respect to any Indebtedness, the trustee, agent or representative of the holders of such Indebtedness who maintains the transfer register for such Indebtedness and is appointed as such pursuant to the indenture, credit agreement, purchase agreement note or other agreement or instrument governing such Indebtedness.

“Second Lien Collateral Documents” means the Collateral Documents (as defined in the Second Lien Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien is purported to be granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Notes Indenture” has the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Notes” means the US$ 225 10 7/8% Senior Secured Notes due 2017 issued under the Second Lien Notes Indenture on the date hereof, and any registered notes issued by Company in exchange for, and as contemplated by, such notes with substantially identical terms as such notes, as any such notes may be amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time in accordance herewith.

“Secured Debt Documents” means the First Lien Documents and the Subordinated Lien Documents.

“Specified Hedge Collateral” means any letter of credit or cash collateral which is permitted by the terms of each Secured Debt Document to be provided or pledged on a first priority basis in support of Hedging Obligations.

“Subordinated Collateral Trustee” has the meaning assigned to that term in the recitals to this Agreement, but shall also include where the context so indicates, any agent or representative of the Subordinated Collateral Trustee acting on behalf of the Subordinated Collateral Trustee.

“Subordinated Lien” means a Lien granted by a Secured Debt Document to the trustee, agent or other representative at any time, on a junior priority basis, upon any Collateral of either Company or any other Grantor to secure Subordinated Lien Obligations.

“Subordinated Lien Claimholders” means, at any relevant time, the holders of Subordinated Lien Obligations at that time under the Subordinated Lien Documents, including the Subordinated Collateral Trustee, the holders of the Second Lien Notes and the Trustee.

“Subordinated Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is purported to be granted as security for any Subordinated Lien Obligations.

“Subordinated Lien Collateral Documents” means the Second Lien Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is purported to be granted securing any Subordinated Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Subordinated Lien Collateral Trust Agreement” means the collateral trust agreement dated on or about the date hereof among the Subordinated Collateral Trustee as the same may be joined from time to time by the trustee, agent or other representative under any additional Subordinated Lien Debt, specifying the relative lien priorities and other matters as among the holders of Subordinated Lien Obligations, which, for the avoidance of doubt, may provide for further subordination of certain holders of such Subordinated Lien Obligations, including a Third Lien in respect of such Subordinated Lien Obligations.

“Subordinated Lien Debt” means the Second Lien Notes and, to the extent issued or outstanding, any other Indebtedness of the Company or the Guarantors designated as such by the Company in writing to the First Lien Collateral Agent and Subordinated Collateral Trustee; provided that:

(a)           on or before the date on which such Indebtedness is incurred, an Officer’s Certificate is delivered to the First Lien Collateral Agent and the Subordinated Collateral Trustee, designating such Indebtedness as “Subordinated Lien Debt” for the purposes of the First Lien Documents and the Subordinated Lien Documents, and specifying whether such Indebtedness is second or third lien Indebtedness;

(b)           such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation;

(c)           is designated as Subordinated Lien Debt in accordance with the requirements of Section 5.6 and the other requirements of Section 5.6 with respect thereto are satisfied; and

(d)           at the time of the incurrence thereof, the applicable Subordinated Lien Debt may be incurred (and secured as contemplated herein) without violating the terms of any Secured Debt Document or causing any default thereunder.

“Subordinated Lien Documents” means, collectively, the Second Lien Notes Indenture and any other indenture, credit agreement or other agreement, document or instrument evidencing, governing, relating to or securing any Subordinated Lien Debt (including Subordinated Lien Debt incurred after the date hereof), including, without limitation, the Second Lien Collateral Documents.

“Subordinated Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Subordinated Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Subordinated Lien Obligations” means all principal of and interest on (including without limitation any Post Petition Interest) and premium (if any) on all Second Lien Notes, and all other obligations, including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including without limitation Post Petition Interest), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Subordinated Lien Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  For purposes hereof, except where otherwise expressly set forth herein, Company shall be deemed a Subsidiary of Holdings.  It is agreed and understood that the CVR Partners, LP and CVR Special GP, LLC shall each be deemed to be wholly-owned Subsidiaries of the Company.

“Third Lien” means a Lien granted by a Secured Debt Document to any trustee, agent or other representative, at any time, on a third priority basis, upon any Collateral of either Company or any other Grantor to secure Subordinated Lien Obligations.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with its terms, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priorities.

2.1          Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of (i) any Liens securing the Subordinated Lien Obligations granted on the Collateral or (ii) any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or any Subordinated Lien Document or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Subordinated Collateral Trustee, on behalf of itself and all Subordinated Lien Claimholders, hereby agrees that:

(a)           any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Subordinated Lien Obligations; and

(b)           any Lien on the Collateral securing any Subordinated Lien Obligations now or hereafter held by or on behalf of the Subordinated Collateral Trustee, any Subordinated Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Subordinated Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2          Prohibition on Contesting Liens.  Each of the Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Subordinated Lien Claimholders in the Subordinated Lien Collateral, as the case may be, or the provisions of this Agreement; provided that, nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3          No New Liens.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a)           grant or permit any additional Liens on any asset or property to secure any Subordinated Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; or

(b)           grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Subordinated Lien Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Subordinated Collateral Trustee, on behalf of each of the Subordinated Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4          Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Subordinated Lien Collateral (other than with respect to Affiliate Securities, if any, and any Specified Hedge Collateral, if any) be identical.  In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the First Lien Collateral Agent or the Subordinated Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Subordinated Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Subordinated Lien Documents; and

(b)           that the documents and agreements creating or evidencing the First Lien Collateral and the Subordinated Lien Collateral and guarantees for the First Lien Obligations and the Subordinated Lien Obligations, subject to Section 5.3(d), shall be in all material respects the same forms of documents other than with respect to the first or subordinated nature of the Obligations thereunder and the exclusion or inclusion, if applicable, of any Affiliate Securities or any Specified Hedge Collateral.

Notwithstanding the foregoing, it shall not be a violation of this Section if any assets and/or property of any Grantor are not yet included in Subordinated Lien Collateral but are subject to closing agreements to provide that such assets and/or property shall become Subordinated Lien Collateral.

SECTION 3.  Enforcement.

3.1          Exercise of Remedies.

(a)           Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Subordinated Collateral Trustee and the Subordinated Lien Claimholders:

(1)           will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Subordinated Collateral Trustee or any Subordinated Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);

(2)           will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise; and

(3)           subject to their rights under clause (a)(1) above, will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2.

(b)           Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Subordinated Collateral Trustee or any Subordinated Lien Claimholder; provided that, the Lien securing the Subordinated Lien Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2.  In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)           Notwithstanding the foregoing, the Subordinated Collateral Trustee and any Subordinated Lien Claimholder may:

(1)           file a claim or statement of interest with respect to the Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2)           take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement; and

(4)           vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Lien Obligations and the Collateral.

The Subordinated Collateral Trustee, on behalf of itself and each Subordinated Lien Claimholder, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Subordinated Collateral Trustee and the Subordinated Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Subordinated Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)           Subject to Sections 3.1(c) and Section 6.3(b):

(1)           the Subordinated Collateral Trustee, for itself and on behalf of the Subordinated Lien Claimholders, agrees that the Subordinated Collateral Trustee and the Subordinated Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)           the Subordinated Collateral Trustee, for itself and on behalf of the Subordinated Lien Claimholders, hereby waives any and all rights it or the Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Subordinated Lien Claimholders; and

(3)           the Subordinated Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Lien Collateral Documents or any other Subordinated Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Documents.

(e)           Except as specifically set forth in Sections 3.1(a) and (d), the Subordinated Collateral Trustee and the Subordinated Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Subordinated Lien Obligations in accordance with the terms of the Subordinated Lien Documents and applicable law; provided that in the event that any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.

(f)            Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by the Subordinated Collateral Trustee or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Subordinated Collateral Trustee or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

SECTION 4.  Payments.

4.1          Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, Collateral or proceeds thereof, received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents (including fees of the First Lien Collateral Agent and the Subordinated Collateral Trustee).  Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Subordinated Collateral Trustee any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Subordinated Collateral Trustee in such order as specified in the Subordinated Lien Documents.

4.2          Payments Over.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Subordinated Collateral Trustee, any Subordinated Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement in all cases, shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders (after the payment of fees of the First Lien Collateral Agent and the Subordinated Collateral Trustee) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Subordinated Collateral Trustee or any such Subordinated Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Subordinated Collateral Trustee or any Subordinated Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral not in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders (after the payment of fees of the First Lien Collateral Agent and the Subordinated Collateral Trustee) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct; provided, however that, this Section 4.2(b) shall only be applicable if the exercise of such right or remedy by the Subordinated Collateral Agent or any Subordinated Lien Claimholder has the effect of discharging the Lien of the First Lien Collateral Agent on such Collateral.  The First Lien Collateral Agent is hereby authorized to make any such endorsement as agent for the Subordinated Collateral Trustee or any such Subordinated Lien Claimholders.  This authorized is coupled with an interest and is irrevocable until he Discharge of First Lien Obligations.

(c)           So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Subordinated Collateral Trustee or any Subordinated Lien Claimholders shall receive any distribution of money or other property in respect of the Collateral, such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsement.  Any Lien received by the Subordinated Collateral Trustee or by Subordinated Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement

SECTION 5.  Other Agreements.

5.1          Releases.

(a)           If in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Subordinated Collateral Trustee, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral, and the obligations of such Guarantor under its guaranty of the Subordinated Lien Obligations, shall be automatically, unconditionally and simultaneously released.  The Subordinated Collateral Trustee, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Guarantor may request to effectively confirm such release.

(b)           If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Documents and not expressly prohibited under the terms of the Subordinated Lien Documents (other than in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guaranty of the First Lien Obligations, in each case other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any “Event of Default” under a Subordinated Lien Document, then the Liens, if any, of the Subordinated Collateral Trustee, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral, and the obligations of such Guarantor under its guaranty of the Subordinated Lien Obligations, shall be automatically, unconditionally and simultaneously released.  The Subordinated Collateral Trustee, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Guarantor may request to effectively confirm such release.

(c)                                  Until the Discharge of First Lien Obligations occurs, the Subordinated Collateral Trustee, for itself and on behalf of the Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Collateral Trustee or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Guarantor, then the Subordinated Collateral Trustee, for itself and for the Subordinated Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2                               Insurance.  Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Subordinated Lien Documents to the Subordinated Collateral Trustee for the benefit of the Subordinated Lien Claimholders to the extent required under the Subordinated Lien Documents, and then, to the extent no Subordinated Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Subordinated Collateral Trustee, any Subordinated Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3                               Amendments to First Lien Documents and Subordinated Lien Documents.

(a)                                 The First Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced in whole or in part, in each case, without notice to, or the consent of the Subordinated Collateral Trustee or the Subordinated Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt (or their Representative on their behalf) shall bind themselves in a writing for the benefit of the Subordinated Collateral Trustee and the Subordinated Lien Claimholders to the terms of this Agreement including by executing a Lien Priority Confirmation;

(b)                                 Without the prior written consent of the First Lien Collateral Agent, no Subordinated Lien Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new Subordinated Lien Document, would:

(1)                                 increase the principal amount of the Subordinated Lien Debt in excess of the amount permitted under any First Lien Document;

(2)                                 increase the fees, the interest rate or yield provisions or otherwise effectuate an increase in yield applicable to the Indebtedness incurred under such Subordinated Lien Documents (including by way of any side letters, agreements or arrangements under which any of the Subordinated Lien Claimholders are paid a fee whether in the form of cash or interest) by more than 3% per annum (including increases in yield or rate arising from any changes from a floating interest rate obligation to a fixed rate obligation but excluding increases resulting from the accrual of interest at the default rate);

(3)                                 except as permitted by Section 5.3(b)(2), increase materially the obligations of the obligor thereunder or to confer any additional material rights on any Subordinated Lien Claimholders, or a representative on their behalf, which would be adverse to the Company, any Grantor or any First Lien Claimholder, it being understood that amendments or Refinancings providing for increases in the principal amount of Subordinated Lien Debt to provide for new money Indebtedness shall not be restricted by this clause (3);

(4)                                 affect the Lien subordination, Lien priorities or other provisions of this Agreement; or

(5)                                 contravene the provisions of this Agreement or of the First Lien Documents.

The Subordinated Lien Debt may be Refinanced to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(b) and clauses (a), (b) and (c) of, and the provisos to, the definition of “Subordinated Lien Debt” set forth in the First Lien Credit Agreement, and the holders of such Refinancing debt bind themselves in a writing for the benefit of the First Lien Collateral Agent and the

First Lien Claimholders to the terms of this Agreement, by executing a Lien Priority Confirmation.

(c)                                  Company agrees that each Subordinated Lien Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Subordinated Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Subordinated Collateral Trustee hereunder are subject to the provisions of the First and Subordinated Lien Intercreditor Agreement, dated as of April 06, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Coffeyville Resources, LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, as First Lien Collateral Agent, and Wells Fargo Bank, National Association, as Subordinated Collateral Trustee, and certain other persons party, or that may become party, thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that such Subordinated Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Subordinated Lien Mortgage to the First Lien Collateral Document covering such Collateral.

(d)                                 In the event any First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, such First Lien Claimholders, Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Subordinated Lien Collateral Document without the consent of the Subordinated Collateral Trustee or the Subordinated Lien Claimholders and without any action by the Subordinated Collateral Trustee, Company or any other Grantor, provided that:

(i)                                     no such amendment, waiver or consent shall have the effect of:  (A) removing or releasing assets subject to the Lien of the Subordinated Lien Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1; provided that, there is a corresponding release of such Lien securing the First Lien Obligations;

(B) imposing duties on the Subordinated Collateral Trustee without its consent; (C) permitting other Liens on Subordinated Lien Collateral not permitted under the terms of the Subordinated Lien Documents or Section 6; or (D) being prejudicial to the interests of the Subordinated Lien Claimholders to a greater extent than the First Lien Claimholders; and

(ii)                                  notice of such amendment, waiver or consent shall have been given to the Subordinated Collateral Trustee within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4                               Gratuitous Bailee for Perfection.

(a)                                 The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as gratuitous bailee for the Subordinated Collateral Trustee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Documents and the Subordinated Lien Documents, respectively, subject to the terms and conditions of this Section 5.4.  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Collateral Agent, the First Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Subordinated Collateral Trustee, subject to the terms and conditions of this Section 5.4.  For the avoidance of doubt, the Subordinated Collateral Trustee hereby appoints the First Lien Collateral Agent as its agent solely for perfection of the Subordinated Collateral Agent’s Lien in such deposit accounts, and the First Lien Collateral Agent accepts such appointment.

(b)                                 The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the Subordinated Collateral Trustee or any Subordinated Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c)                                  The First Lien Collateral Agent shall not have by reason of the First Lien Collateral Documents, the Subordinated Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Subordinated Collateral Trustee or any Subordinated Lien Claimholder and the Subordinated Collateral Trustee and the Subordinated Lien Claimholders hereby waive and release the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s role under this Section 5.4 as gratuitous bailee and gratuitous agent with respect to the Collateral.  It is understood and agreed that the interests of the First Lien Collateral Agent and the Subordinated Collateral Trustee may differ and the First Lien Collateral Agent shall be fully entitled to act in its own interest without taking into account the interests of the Subordinated Collateral Trustee or Subordinated Lien Claimholders.

(d)                                 Upon the Discharge of First Lien Obligations under the First Lien Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Subordinated Collateral Trustee to the extent Subordinated Lien Obligations remain outstanding, and second, to the Company to the extent no First Lien Obligations or Subordinated Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Subordinated Collateral Trustee at the expense of the Subordinated Collateral Trustee or the Company in connection with the Subordinated Collateral Trustee obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5                               Discharge of First Lien Obligations Deemed to Not Have Occurred.  If, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation which Refinancing is permitted by the Subordinated Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Subordinated Collateral Trustee in accordance with the next sentence, the obligations under such Refinancing of the First Lien Documents shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Documents shall be the First Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into a new First Lien Document (and incurred additional First Lien Debt) (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Subordinated Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral).  The New Agent shall agree in a writing addressed to the Subordinated Collateral Trustee and the Subordinated Lien Claimholders to be bound by the terms of this Agreement.  If the new First Lien Obligations under the new First

Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Subordinated Lien Obligations, then the Subordinated Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Subordinated Lien Collateral Documents and this Agreement.

5.6                               Additional Secured Debt.

(a)                                 The Company will be permitted to designate as an additional holder of First Lien Obligations or Subordinated Lien Obligations, as applicable, hereunder each Person who is, or who becomes, the holder of First Lien Debt or the holder of Subordinated Lien Debt, as applicable, incurred by the Company or such other Grantor in accordance with the respective definitions of First Lien Debt or Subordinated Lien Debt, as the case may be, contained herein as additional First Lien Debt or Subordinated Lien Debt hereunder, respectively.  The Company may effect such designation by delivering to the First Lien Collateral Agent and the Subordinated Collateral Trustee each of the following:

(i)                                     an Officer’s Certificate describing in reasonable detail the respective First Lien Debt or Subordinated Lien Debt (“Additional Secured Debt”) and stating that the Company or such other Grantor has incurred or intends to incur such obligations as additional Secured Debt which will either be (i) First Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Lien or (ii) Subordinated Lien Debt permitted by each applicable Secured Debt Document to be secured with a second or third priority lien, as applicable; and

(ii)                                  a written notice specifying the name and address of the Representative for such First Lien Debt or Subordinated Lien Debt, as applicable, for purposes of Section 8.8.

Notwithstanding the foregoing, but in no way limiting Section 2.3, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted by the terms of all applicable Secured Debt Documents.

(b)                                 With respect to any First Lien Debt or Subordinated Lien Debt incurred after the date of this Agreement, each of the parties hereto agrees to take such actions (if any) (including, without limitation, any acknowledgements by the Company or any of the other Guarantors of guarantees or security that are applicable to First Lien Debt or Subordinated Lien Debt, as the case may be) as may from time to time reasonably be requested by the First Lien Collateral Agent or the Subordinated Collateral Trustee, and enter into such technical amendments, modifications and/or supplements to the then existing guarantees, First Lien Collateral Documents and Subordinated Lien Collateral Documents (or execute and deliver such additional guarantees, First Lien Collateral Documents and Subordinated Lien Collateral Documents) as may from time to time be reasonably requested by the First Lien Collateral Agent or the Subordinated

Collateral Trustee, to ensure that the relevant additional First Lien Obligations or Subordinated Lien Obligations, as the case may be, are secured by, and entitled to the benefits of, the relevant guarantees, First Lien Collateral Documents and Subordinated Lien Collateral Documents, as applicable, and each additional holder of First Lien Obligations and each additional holder of Subordinated Lien Obligations (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the First Lien Collateral Agent and the Subordinated Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional guarantees, First Lien Collateral Documents and Subordinated Lien Collateral Documents, as applicable).  The Company and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 5.6(b), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1                               Finance and Sale Issues.  Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Subordinated Collateral Trustee will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3); provided that, the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations consisting of Indebtedness for borrowed money (and expressly excluding Hedging Obligations) plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Credit Agreement does not exceed the Cap Amount plus $150,000,000 in the aggregate.

6.2                               Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.

6.3                               Adequate Protection.

(a)                                 The Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)                                 any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection; or

(2)                                 any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b)                                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)                                 if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Subordinated Collateral Trustee, on behalf of itself or any of the Subordinated Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(2)                                 the Subordinated Collateral Trustee and Subordinated Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted senior replacement Liens on the Collateral; (C) an administrative expense claim; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Subordinated Collateral Trustee and the Subordinated Lien Claimholders; and (D) cash payments with respect to interest on the Subordinated Lien Obligations; provided either (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligations, or (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of applicable Subordinated Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Subordinated Lien Documents and accruing from the date the Subordinated Collateral Trustee is granted such relief.  If any Subordinated Lien Secured Party receives Post Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Subordinated Lien Adequate Protection Payments”), and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Subordinated Lien Claimholders shall pay over to the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Subordinated Lien Adequate Protection Payments received by such Subordinated Lien Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the First Lien Obligations; provided that, to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the Subordinated Collateral Trustee for the benefit of the applicable Subordinated Lien Claimholders in exchange for the Pay-Over Amount.  Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Subordinated Lien Claimholders made pursuant to this Section 6.3(b).

(c)                                  The Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Lien Claimholders, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Subordinated Collateral Trustee at least three (3) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Subordinated Collateral Trustee at least fifteen (15) days in advance of such hearing.

6.4                               No Waiver.  Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Subordinated Collateral Trustee or any of the Subordinated Lien Claimholders, including the seeking by the Subordinated Collateral Trustee or any Subordinated Lien Claimholders of adequate protection or the asserting by the Subordinated Collateral Trustee or any Subordinated Lien Claimholders of any of its rights and remedies under the Subordinated Lien Documents or otherwise.

6.5                               Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not the have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6                               Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7                               Post Petition Interest

(a)                                 Neither the Subordinated Collateral Trustee nor any Subordinated Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post Petition Interest to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Subordinated Collateral Trustee on behalf of the Subordinated Lien Claimholders on the Collateral.

(b)                                 Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Subordinated Collateral Trustee or any Subordinated Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Subordinated Lien Obligations consisting of Post Petition Interest to the extent of the value of the Lien of the Subordinated Collateral Trustee on behalf of the Subordinated Lien Claimholders on the Collateral (after taking into account the value of the First Lien Obligations).

6.8                               Waiver.  The Subordinated Collateral Trustee, for itself and on behalf of the Subordinated Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9                               Separate Grants of Security and Separate Classification.  The Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Lien Claimholder, and the First Lien Collateral Agent for itself and on behalf of each First Lien Claimholder, acknowledge and agree that

(a)                                 the grants of Liens pursuant to the First Lien Collateral Documents, the Subordinated Lien Collateral Documents and any Secured Debt

Documents which grant a Third Lien on the Collateral constitute three separate and distinct grants of Liens; and

(b)           because of, among other things, their differing rights in the Collateral, the Subordinated Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Subordinated Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post Petition Interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by any Subordinated Lien Claimholders with respect to the Collateral, with the Subordinated Collateral Trustee, for itself and on behalf of the Subordinated Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lien Claimholders).

SECTION 7.  Reliance; Waivers; Etc.

7.1          Reliance.  Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Subordinated Collateral Trustee or any Subordinated Lien Claimholders, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into such First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the First Lien Documents or this Agreement.  The Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, acknowledges that it and the Subordinated Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into each of the Subordinated Lien Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Subordinated Lien Documents or this Agreement.

7.2          No Warranties or Liability.  The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Documents, acknowledges and agrees that each of the Subordinated Collateral Trustee and the Subordinated Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the Subordinated Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Subordinated Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Except as otherwise provided herein, the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Subordinated Collateral Trustee and the Subordinated Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Subordinated Collateral Trustee or any of the Subordinated Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Documents and the Subordinated Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.

(a)           No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Subordinated Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Documents), the First Lien Claimholders, the First Lien Collateral Agent and any of

them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Subordinated Collateral Trustee or any Subordinated Lien Claimholders, without incurring any liabilities to the Subordinated Collateral Trustee or any Subordinated Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Subordinated Collateral Trustee or any Subordinated Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)          exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise expressly provided herein, the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Subordinated Collateral Trustee or any Subordinated Lien Claimholders, and the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

(i)            the First Lien Documents (other than this Agreement);

(ii)           the collection of the First Lien Obligations; or

(iii)          the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.  The Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)           Until the Discharge of First Lien Obligations, the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Subordinated Collateral Trustee and the Subordinated Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Documents or any Subordinated Lien Documents;

(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Subordinated Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Subordinated Lien Document;

(c)           except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Subordinated Lien Obligations or any guaranty thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Subordinated Collateral Trustee, the Subordinated Lien Obligations or any Subordinated Lien Claimholder in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Subordinated Lien Documents, the provisions of this Agreement shall govern and control.

8.2          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Subordinated Collateral Trustee or any Subordinated Lien Claimholder subject to the Subordinated Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof.  The Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, on the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

(b)           with respect to the Subordinated Collateral Trustee, the Subordinated Lien Claimholders and the Subordinated Lien Obligations, upon the later of (1) the date upon which the Subordinated Lien Documents are terminated and (2) the date on which the Subordinated Lien Obligations are paid in full.

If a Discharge of First Lien Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that First Lien Obligations are incurred or reinstated in accordance with Section 6.5, the Discharge of First Lien Obligations shall (effective upon the incurrence of such additional First Lien Obligations or reinstatement of such First Lien Obligations, as applicable) be deemed to no longer be effective.

8.3          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Subordinated Collateral Trustee or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  The First Lien Collateral Agent and the Subordinated Collateral Trustee shall be directed and authorized to exercise their respective rights and obligations hereunder by the First Lien Claimholders or Subordinated Lien Claimholders, as applicable, pursuant to the terms of the applicable First Lien Document or Subordinated Lien Document, including, with respect to the First Lien Collateral Agent, pursuant to the First Lien Intercreditor Agreement and with respect to the Subordinated Collateral Trustee, the Subordinated Lien Collateral Trust Agreement.  Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Subordinated Lien Obligations as the Company may designate).

8.4          Information Concerning Financial Condition of the Company and its Subsidiaries.  The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Subordinated Lien Claimholders and the Subordinated Collateral Trustee, on the other hand, shall each be responsible for keeping themselves informed of (x) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Subordinated Lien Obligations and (y) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Subordinated Lien Obligations.  The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Subordinated Collateral Trustee or any Subordinated Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise and the Subordinated Collateral Trustee and the Subordinated Lien Claimholders shall have no duty to advise the First Lien Collateral Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Collateral Agent or any of the First Lien Claimholders or the Subordinated Collateral Trustee or any of the Subordinated Lien Claimholders, as applicable, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Subordinated Collateral Trustee or any Subordinated Lien Claimholder or the First Lien Collateral Agent or any of the First Lien Claimholder, as applicable, it or they shall be under no obligation:

(a)           to make, and the First Lien Collateral Agent and the First Lien Claimholders or the Subordinated Collateral Trustee and the Subordinated Lien Claimholders, as applicable, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders or the Subordinated Collateral Trustee pays over to the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders and the Subordinated Collateral Trustee shall be subrogated to the rights of the First Lien Collateral Agent and the First Lien Claimholders; provided that, the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.  The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Subordinated Collateral Trustee or the Subordinated Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations.

8.6          Application of Payments.  All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Documents (which shall include any fees due to the First Lien Collateral Agent and the Subordinated Collateral Trustee).  The Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, assents (i) to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, (ii) to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (iii) to the addition or release of any other Person primarily or secondarily liable therefor.

8.7          SUBMISSION TO JURISDICTION; WAIVERS.  (a)  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH

PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(4)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY OTHER FIRST LIEN DOCUMENT OR SUBORDINATED LIEN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.

IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8          Notices.  All notices to the Subordinated Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Subordinated Collateral Trustee and the First Lien Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9          Further Assurances.  The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Documents, and the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders under the Subordinated Lien Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Subordinated Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10        APPLICABLE LAW.  THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11        Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Subordinated Collateral Trustee, the Subordinated Lien Claimholders and their respective successors and assigns.  If either of the First Lien Collateral Agent or the Subordinated Collateral Trustee resigns or is replaced pursuant to the First Lien Documents or the Subordinated Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.

8.12        Specific Performance.  Each of the First Lien Collateral Agent and the Subordinated Collateral Trustee may demand by injunction, specific performance of this Agreement or other equitable relief.  The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Documents, and the Subordinated Collateral Trustee, on behalf of itself and the Subordinated Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Subordinated Collateral Trustee or the Subordinated Lien Claimholders, as the case may be.  The Subordinated Collateral Trustee on behalf of each Subordinated Lien Claimholder agrees that (i) the First Lien Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.

8.13        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Subordinated Lien Claimholders.  Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Subordinated Collateral Trustee and the Subordinated Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Subordinated Lien Documents, respectively.

8.17        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Subordinated Collateral Trustee and the Subordinated Lien Claimholders on the other hand.  Except as expressly provided in this Agreement and except as set forth in Sections 8.1, 8.2, 8.3, 8.7, 8.8, 8.10, 8.11, 8.13, 8.14, 8.15 and 8.16, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Subordinated

Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18        USA Patriot Act.  The parties hereto acknowledged that in accordance with Section 326 of the USA Patriot Act, Wells Fargo Bank, National Association, as the Subordinated Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association.  The Company and each Grantor agree that they will provide the Subordinated Collateral Agent with such information as it may requires in order for the Subordinated Collateral Trustee to satisfy the requirements of the USA Patriot Act.

8.19        Force Majeure.  The Subordinated Collateral Trustee and the First Lien Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Subordinated Collateral Trustee or the First Lien Collateral Agent, as applicable (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communications facility).

 [Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as First Lien Collateral Agent,

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Attn:  Corporate Trust Services — Administrator Coffeyville Resources, LLC

Fax: (212) 515-5189

FIRST AND SUBORDINATED LIEN INTERCREDITOR AGREEMENT

Subordinated Collateral Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Subordinated Collateral Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Attn:  Corporate Trust Services — Administrator Coffeyville Resources, LLC

Fax: (212) 515-5189

FIRST AND SUBORDINATED LIEN INTERCREDITOR AGREEMENT

Company

Coffeyville Resources, LLC

By:	/s/ Edward A. Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and
Treasurer

FIRST AND SUBORDINATED LIEN INTERCREDITOR AGREEMENT